Exhibit 99.9

PRELIMINARY COPY

NANOMETRICS INCORPORATED 1550 BUCKEYE DRIVE MILPITAS, CA 95035

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [●], 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59
p.m. Eastern Time on [●], 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes
Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NANOMETRICS INCORPORATED (“Nanometrics”)

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

1.	To approve the issuance of shares of Nanometrics common stock to stockholders of Rudolph Technologies, Inc. (“Rudolph”), pursuant to the Agreement and Plan of Merger, dated as of June 23, 2019, by and among Nanometrics, PV Equipment Inc., a wholly owned subsidiary of Nanometrics, and Rudolph (the “Nanometrics Share Issuance Proposal”).	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

2.	To approve amending and restating the certificate of incorporation of Nanometrics to increase the authorized shares of Nanometrics common stock from 47,000,000 shares of common stock to 97,000,000 shares of common stock (the “Nanometrics Charter Proposal 1”).	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

3.	To approve amending and restating the certificate of incorporation of Nanometrics to provide that directors of Nanometrics will not be liable to Nanometrics or Nanometrics stockholders for a breach of fiduciary duty as a director, subject to any limitation under Delaware General Corporation Law (the “Nanometrics Charter Proposal 2” and together with the Nanometrics Charter Proposal 1, the “Nanometrics Charter Proposals”).	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

4.	To approve the adjournment of the Nanometrics Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Nanometrics Special Meeting to approve the Nanometrics Share Issuance Proposal and the Nanometrics Charter Proposals or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to Nanometrics stockholders.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION, IS MADE, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3, AND 4, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE NANOMETRICS SPECIAL MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)/Title	Date

PRELIMINARY COPY

Important Notice Regarding the Availability of Proxy Materials for the Nanometrics Special Meeting To Be Held on [●], 2019: The Notice and Proxy Statement are available at www.proxyvote.com.

NANOMETRICS INCORPORATED 1550 Buckeye Drive Milpitas, CA 95035 Special Meeting of Stockholders [●], 2019, 9 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Nanometrics Incorporated, a Delaware corporation, hereby appoint(s) Pierre-Yves Lesaicherre and Greg Swyt, or either of them, as proxies, each having full power of substitution, to vote at the Special Meeting of Stockholders of Nanometrics Incorporated to be held on [●] [●], 2019, at 9 a.m., Pacific Time, at Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, CA 95035 (the “Nanometrics Special Meeting”), and any adjournment or postponement thereof, on the matters set forth on the reverse side and in its/their discretion upon such other matters as may properly come before the Nanometrics Special Meeting.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Nanometrics Special Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTERS THAT PROPERLY COMES BEFORE THE NANOMETRICS SPECIAL MEETING.

Continued and to be signed on reverse side